Exhibit 99.5
LETTER TO CLIENTS
Offer by Banner Acquisition, Inc.
to Exchange Each Outstanding Share of Common Stock
of
Inamed Corporation
for
$84.00 in Cash
or
0.8498 of a Share of Common Stock of Allergan, Inc.
subject in each case, to the proration and procedures
described in the Prospectus and the related Letter of Election and Transmittal
Pursuant to the Offer to Exchange dated November 21, 2005
THE OFFER AND THE WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON TUESDAY, DECEMBER 20, 2005, UNLESS SOONER TERMINATED OR EXTENDED. INAMED SHARES TENDERED PURSUANT TO THE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.
November 21, 2005
To Our Clients:
      Enclosed for your consideration are the Offer to Exchange, dated November 21, 2005 (the “Prospectus”), and the related Letter of Election and Transmittal (the “Letter of Election and Transmittal”), which together, as amended, supplemented or otherwise modified from time to time, constitute the “Offer,” by Banner Acquisition, Inc., a Delaware corporation (“Offeror”), a newly formed, wholly owned subsidiary of Allergan, Inc., Delaware corporation (“Allergan”), to exchange for each outstanding share of common stock of Inamed Corporation, a Delaware corporation (“Inamed”), par value $0.01 per share (including the associated preferred stock purchase rights, the “Inamed Shares”), validly tendered and not properly withdrawn in the Offer, at the election of the holder of such Inamed Share:

•	$84.00 in cash, without interest, or

•	0.8498 of a share of Allergan common stock (including the associated preferred stock purchase rights), subject in each case to the proration and election procedures described in the Prospectus and the Letter of Election and Transmittal. In the Offer, 45% of the aggregate Inamed Shares tendered will be exchanged for cash and 55% of the aggregate Inamed Shares tendered will be exchanged for shares of Allergan common stock. Therefore, elections will be subject to proration if holders of Inamed Shares, in the aggregate, elect to receive more than the maximum amount of consideration to be paid as cash or Allergan common stock, as the case may be. In addition, Inamed stockholders will receive cash instead of any fractional shares of Allergan common stock to which they otherwise would be entitled. The Prospectus and the Letter of Election and Transmittal more fully describe the Offer. Defined terms used but not defined herein have the respective meanings given to them in the Prospectus.

      This material is being forwarded to you as the beneficial owner of Inamed Shares carried by us in your account, but not registered in your name. A tender of such Inamed Shares can be made only by us as the registered holder for your account and pursuant to your instructions. The enclosed Letter of Election and Transmittal is furnished to you for your information only and cannot be used to tender Inamed Shares.
      Accordingly, we request instructions as to whether you wish us to tender on your behalf the Inamed Shares held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Election and Transmittal.
      The Exchange Offer will expire at 12:00 midnight, New York City time, on Tuesday, December 20, 2005, unless sooner terminated or extended by Offeror. If you desire to tender your Inamed Shares in the Offer, your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Inamed Shares on your behalf prior to the expiration date in accordance with the provisions of the Offer. Any Inamed Shares tendered pursuant to the Offer may be withdrawn at any time before the expiration date.
      Your attention is directed to the following:

1. The consideration per Inamed Share is $84.00 in cash, without interest, or 0.8498 of a share of Allergan common stock (including associated preferred stock purchase rights), at your election and subject to the proration procedures described in the Prospectus and Letter of Election and Transmittal.

2. The Offer is being made for all outstanding Inamed Shares.

3. The Offer and withdrawal rights expire at 12:00 midnight, New York City time, on December 20, 2005, unless the Offer is sooner terminated or extended.

4. The Offer is conditioned upon, among other things, the following:

(a) there shall have been validly tendered and not properly withdrawn prior to the expiration date at least a majority of the outstanding Inamed Shares (on a fully diluted basis);

(b) any applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and any other applicable similar foreign laws or regulations will have expired or been terminated;

(c) Allergan is reasonably satisfied with the results of the confirmatory diligence review of Inamed;

(d) either (i) the Agreement and Plan of Merger between Inamed, Medicis and Masterpiece Acquisition Corp., a wholly owned subsidiary of Medicis, dated March 20, 2005 shall have been terminated, or (ii) the vote of Inamed stockholders on the proposed merger with Medicis shall not have occurred, and Allergan shall be satisfied in its reasonable judgment that upon consummation of the Offer, Offeror shall have the ability to vote sufficient shares of Inamed to assure rejection of the proposed merger with Medicis;

(e) Offeror shall be satisfied, in its reasonable judgment, that the Inamed stockholder rights agreement does not apply to the Offer or the Inamed Merger;

(f) Offeror shall be satisfied, in its reasonable judgment, that the provisions of Section 203 of the General Corporation Law of the State of Delaware do not apply to the Offer or the Inamed Merger;

(g) Inamed shall not have entered into or effectuated any agreement or transaction with any person having the effect of impairing Allergan’s ability to acquire Inamed or that would materially adversely affect the value to Allergan or Offeror of the acquisition of Inamed Shares pursuant to the Offer, the Inamed Merger and the Post-Closing Merger; and

(h) the registration statement (the “Registration Statement”) of which the Prospectus is a part, shall have become effective under the Securities Act of 1933, as amended, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding seeking a stop order shall have been initiated or threatened by the Securities and Exchange Commission and Allergan shall have received all necessary state securities law or “blue sky” authorizations.

5. Any stock transfer taxes applicable to the transfer of Inamed Shares to Offeror pursuant to the Offer will be paid by Offeror, except as otherwise provided in Instruction 6 of the Letter of Election and Transmittal.

      If you wish to tender any or all of the Inamed Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form attached hereto. We urge you to read the enclosed Prospectus and Letter of Election and Transmittal regarding the Offer carefully before instructing us to tender your Inamed Shares.
      None of the Inamed Shares held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given, your signature on the attached “Instructions to Registered Holder from Beneficial Holder” shall constitute an instruction to us to tender ALL of the Inamed Shares held by us for your account.
      The Offer is made solely by means of the Prospectus and the Letter of Election and Transmittal, including all supplements and amendments thereto. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Inamed Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction.

Instructions to Registered Holder from Beneficial Holder of
Shares of Common Stock
of
INAMED CORPORATION
         The undersigned hereby acknowledge(s) receipt of your letter and the enclosed Offer to Exchange, dated November 21, 2005 (“Prospectus”) and the related Letter of Election and Transmittal (the “Letter of Election and Transmittal”), in connection with the offer by Banner Acquisition, Inc., a Delaware corporation (“Offeror”), a newly formed, wholly owned subsidiary of Allergan, Inc., a Delaware corporation (“Allergan”), to exchange for each outstanding share of common stock of Inamed, par value $0.01 per share (including the associated preferred stock purchase rights, the “Inamed Shares”), validly tendered and not properly withdrawn in the Offer, at the election of the holder of such Inamed Share:

•	$84.00 in cash, without interest, or

•	0.8498 of a share of Allergan common stock (including the associated preferred stock purchase rights), subject in each case to the proration and election procedures described in the Prospectus and the Letter of Election and Transmittal.
      With respect to the Offer, the undersigned hereby instructs you (check appropriate box):

☐	To TENDER the following Inamed Shares held by you for the account of the undersigned (insert number of shares of Inamed Shares to be tendered, if less than all):

☐	NOT to TENDER any Inamed Shares held by you for the account of the undersigned.
      If the undersigned is instructing you to tender the Inamed Shares held by you for the account of the undersigned, the undersigned agrees and acknowledges that you are authorized to tender the number of Inamed Shares indicated above (or if no number is indicated above, all Inamed Shares) held by you for the account of the undersigned, pursuant to the election below and upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Election and Transmittal. The undersigned acknowledges that failure to properly make an election will result in the undersigned being deemed to have made no election. See “The Offer— Elections and Proration— Consequences of Tendering with No Election” in the Prospectus.

☐	CHECK HERE TO ELECT TO RECEIVE CASH FOR ALL INAMED SHARES TENDERED, SUBJECT TO PRORATION.
☐	CHECK HERE TO ELECT TO RECEIVE SHARES OF COMMON STOCK OF ALLERGAN FOR ALL INAMED SHARES TENDERED, SUBJECT TO PRORATION AND THE PAYMENT OF CASH IN RESPECT OF FRACTIONAL SHARES.
☐	CHECK HERE TO EXCHANGE SOME INAMED SHARES FOR CASH AND THE REMAINDER FOR SHARES OF ALLERGAN COMMON STOCK, SUBJECT TO PRORATION AND THE PAYMENT OF CASH IN RESPECT OF FRACTIONAL SHARES:
Number of Inamed Shares Tendered for Cash:*

*	All remaining Inamed Shares will be exchanged for shares of Allergan common stock.

PLEASE SIGN AND COMPLETE
Name of Beneficial Owner(s):

Signature(s):

Capacity(s) (full title)*:

Address:

Telephone Number(s):

Taxpayer Identification Number or Social Security Number(s):

Date:

*	Please provide if signature is by an attorney-in-fact, executor, administrator, trustee, guardian, officer of a corporation or other person acting in a fiduciary or representative capacity.
      PLEASE RETURN THIS FORM TO THE BROKERAGE FIRM MAINTAINING YOUR ACCOUNT, NOT TO THE EXCHANGE AGENT, THE INFORMATION AGENT, OFFEROR NOR ALLERGAN.

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